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                                TUBOSCOPE INC.

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TUBOSCOPE INC. FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2000

The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the notice and the proxy statement dated April 25, 2000 in connection with the 2000 Annual Meeting of Stockholders of Tuboscope Inc., and hereby appoints Joseph C. Winkler and James F. Maroney, III, and each of them, as its true and lawful agents and proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote at the 2000 Annual Meeting of Stockholders of Tuboscope Inc. to be held on May 30, 2000, and at any adjournments thereof, as indicated, upon all matters referred to on this proxy card and described in the proxy statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.



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                                                       Please mark [X]
                                                       your votes
                                                       as in this
                                                         example

1. To approve the Agreement and Plan of Merger       FOR     AGAINST     ABSTAIN
   dated as of March 22, 2000 between Tuboscope      [_]       [_]         [_]
   Inc. and Varco International, Inc. pursuant to which Varco International, Inc. will merge with and into Tuboscope Inc.

2. To approve an amendment to Tuboscope Inc.'s       [_]       [_]         [_]
   certificate of incorporation to increase the number of authorized shares of Tuboscope Inc.
   common stock from 60,000,000 to 200,000,000.

3. To approve an amendment to Tuboscope Inc.'s       [_]       [_]         [_]
   certificate of incorporation to increase the maximum number of authorized directors of Tuboscope Inc. from ten to fifteen.

4. To approve Tuboscope Inc.'s Amended and Restated  [_]       [_]         [_]
   1996 Equity Participation Plan, which amends
   Tuboscope's Amended 1996 Equity Participation
   Plan by, among other things, increasing the number of shares of Tuboscope Inc. common stock available for issuance under the Plan from 3,450,000 to 7,650,000 and authorizing the payment of "performance-based" compensation that would be fully deductible for federal income tax purposes.





                                               FOR ALL nominees     WITHHOLD
                                                 listed below       AUTHORITY
                                                  (except as     to vote for all
                                                  marked to      nominees listed
                                                the contrary)         below
5. Elect members of the Tuboscope board              [_]               [_]
   of directors.

   Nominees: Jerome R. Baier, John F. Lauletta, Eric L. Mattson, L.E. Simmons, Jeffery A. Smisek and Douglas E. Swanson

   Instruction: To withhold authority to vote for any nominee, draw a line through (or otherwise strike out) the nominee's name in the list above.

6. To ratify the selection of Ernst & Young LLP     FOR     AGAINST     ABSTAIN
   as Tuboscope's independent auditors for the      [_]       [_]         [_]
   fiscal year ending December 31, 2000.

7. In the discretion of the persons acting as proxies, on such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.



Signature_____________________ Signature_____________________ Date______________
Please sign as name(s) appears on this proxy card, and date this proxy card. If a joint account, each joint owner must sign. If signing for a corporation or partnership as agent, attorney or fiduciary, indicate the capacity in which you are signing.

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